EXHIBIT 10
                           SALE AND PURCHASE AGREEMENT
                  BY AND BETWEEN AFFORDABLE TELECOMMUNICATIONS
                      TECHNOLOGY CORPORATION AND ROY MARSH
                                  MAY __, 2000

     This Sale and Purchase Agreement ("Agreement") dated as of the ____day of May, 2000, by and between Affordable Telecommunications Technology Corporation, a Texas Corporation, ("Purchaser"), and ROY MARSH ("The Seller").

                                  INTRODUCTION

     The Company desires to sell and Purchaser desires to purchase all of the outstanding stock of Beeper Boutique, Inc. ("Company") on the terms and conditions set forth in this Agreement. In consideration of the mutual promises of the parties in reliance on the representations, warranties, covenants, and conditions contained in this Agreement and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE 1
                                      SALE

     1.01 The Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase or accept from The Seller, all of the shares of stock in Beeper Boutique, Inc., and Purchaser assumes the leases in Exhibit "1" and all accounts payable and other obligations that may become payable.

Consideration for Sale

     ATTC hereby acknowledges payment of a consulting fee of $ 25,000 to Beeper Boutique on December 2, 1999;

     ATTC hereby acknowledges the payment of an extension fee of $ 35,000 to Beeper Boutique on December 13, 1999;

     1.02 In consideration of the sale and transfer of the shares of The Company and the representations, warranties, and covenants of The Company set forth in this Agreement, Purchaser shall pay to The Seller:

     $10,000.00 in cash, 1:00 P.M. on the date of closing;

     $300,000.00 note payable, including principal and interest, accruing at 12% per annum as follows: Beginning June 26, 2000, three (3) monthly payments of accumulated interest only on the 26th day of each month, then beginning in the fourth month, twenty (20) monthly payments of 6673.33 with the balance of principle and interest due May 26, 2002.

     Five hundred thousand (500,000) shares of ATTC stock to be registered concurrent with the next registration of stock or debt instruments, such registration to take place on or before December 31, 2000.

     All notes given as part of the purchase price shall be secured by a purchase money security interest in the assets transferred pursuant to this Agreement in the form attached hereto as Exhibit "26", and further secured by a security interest in the two million (2,000,000) shares of ATTC stock owned by Steven Bethke.

     Purchaser is required to pay twenty percent (20%) of any new debt or equity issues, as principle within two (2) business days funding until the note referred to herein is repaid in full. Also such payment will reduce the principle obligation owed from Buyer to The Seller as set out herein.

Closing

     1.03 The parties agree to use their best efforts to consummate this transaction ("Closing"). The Closing shall take place at the offices of Timothy
C. Power,  20202  Highway 59 North,  Suite 170,  Humble,  Texas 77338 on May 30,
2000.
                                    ARTICLE 2
                   THE SELLER'S REPRESENTATIONS AND WARRANTIES

     The Seller hereby represents and warrants to Purchaser that the following facts and circumstances are and at all times up to the Closing Date will be true and correct:
Organization

     2.01 The Seller represents that Beeper Boutique, Inc. is a Corporation in good standing to do business in the state of Texas.

Ownership of Company

     2.02 The Seller is an individual with full right to sell or dispose of any assets as The Seller may choose. No other persons or entities, have any claim, right, title, interest, or lien in, to, or on any of the stock which is subject of this sale agreement, except as set forth in Exhibit "3" hereto attached to this Agreement.

Management of Company

     2.03 Exhibit "4" attached to this Agreement contains a true and correct list of all employees of The Company, and their rate of compensation.

Financial Statements

     2.04 Exhibit "5" attached to this Agreement, contains the financial statements of The Company. The financial statements consist of balance sheets and statements of income and retained earnings for two years ending December 31, 1998, and unaudited statements for the year ending December 31, 1999 ("Financial Statements"). The Financial Statements present fairly and accurately the financial position, results of operations, and changes in financial position of the Company at the dates and for the periods covered, in each case consistently applied accounting principles. There are no known liabilities or obligations of the Company accrued , absolute, contingent, inchoate, or otherwise that arose out of or relate to any matter, act, or omission occurring from March 31, 2000, to the date of this Agreement, other than liabilities or obligations incurred in the normal course of business.

Taxes
     2.05 Most federal, state, local, and foreign income, ad valorem, excise, sales, use, payroll, unemployment, and other taxes and assessments ("Taxes") that are due and payable by the Company have been properly computed, duly reported, fully paid, and discharged. There are unpaid Taxes that are or could become a lien on the property or assets of the Company or require payment by the Company. All current Taxes not yet due and payable by the Company have been properly accrued on the balance sheets of the Company.

Inventories

     2.06 Substantially all inventories owned by the Company ("Inventories") consist of items of a quality and quantity usable and saleable in the ordinary course of business by the Company. No items included in the Inventories have been pledged as collateral or are held by the Company on consignment from others.

Except as stated in Exhibit 1 and Exhibit 3, no personal property used by the Company In connection with its business is held under any lease, security agreement, conditional sales agreement, conditional sale contract, or other title retention or security agreement or is located any place other than in the possession of the Company.

Title to Assets and Properties

     2.07 The Seller has good and marketable title to all stock that are material to this transaction. All of these assets are free and clear of mortgages, liens, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, and restrictions, except for the following:

     1. Those disclosed in Company's balance sheet as of March 31, 2000, included in the Financial Statements, or in the Exhibits to this Agreement;
     2. The lien of current Taxes not yet due and payable;

     3. Possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of the assets and properties and will not materially impair business operations;

     4. Leases and liens disclosed in Exhibits 1 and 3.

     All real property and tangible personal property of The Company are in good operating condition and repair, ordinary wear and tear excepted. The Company is in possession of all premises leased to The Company from others. Except as set forth in the appropriate Exhibit listing such assets, no officer, director, or employee of the Company, not any spouse, child, or other relative of these persons owns or has any interest, directly or indirectly, in any of the real or personal property owned by or leased by The Company in any copyrights, patents, trademarks, trade names, or trade secrets licensed by The Company. The Company does not, to its knowledge, occupy any real property in violation of any law, regulation, or decree that would materially adversely affect its business or future prospects.

Customers and Sale

     2.08 Exhibit 8 attached to this Agreement is a correct and current list of all customers of the Company, as of April 21, 2000. Most customers are not on long-term contracts. Customers may cancel service at any time. A significant number of customers cancel service each month.

Contracts

     2.09 Exhibit 10 attached to this Agreement contains true and correct lists, with copies when available, of all material oral and written contracts or arrangements obligating The Company, including without limitation, union contracts, which in any way affects The Company's ability to transfer the assets being conveyed pursuant to this Agreement. Buyer is responsible for obtaining consent or approvals required from the third party with respect to this transaction.

Laws and Regulations

     2.10 The Company, to its knowledge, is not in violation of any law, regulation, court order, or order of any federal, state, municipal, foreign, or other governmental department, board, agency, or instrumentality, wherever located, that would materially adversely affect its business or future prospects.

Litigation

     2.11 Except as disclosed in Exhibit "11" attached to this Agreement, there are no pending, outstanding, or threatened claims; legal, administrative, or other proceedings; or suits, investigations, inquiries, complaints, notices of violation, judgments, injunctions, orders, directives, or restrictions against or involving The Company or any of the assets, properties, or business of The Company or any of The Company's officers, directors, employees, or stockholders that will materially adversely affect The Company, its assets, properties, or business. To the best of The Company's knowledge and belief, after conducting a due diligence investigation, there is no basis for any of these proceedings against any of The Company's assets, properties, persons. or entities. The Company has furnished or made available to Purchaser copies of all relevant court papers and other documents relating to the matters set forth in Exhibit
11. Except as set forth in Exhibit 11, The Company is not presently engaged in any legal action to recover moneys due The Company or for damages sustained by The Company.

Fringe Benefit Plans - Employment Contracts

     2.12 All employees of The Company are leased through TRENDSETTER STAFFING, INC. and all payments to TRENDSETTER STAFFING, INC. are current.

Receivables

     2.13 Exhibit 8 attached to this Agreement contains a true and correct list of all accounts receivable of The Company.

         Trade Names, Trademarks, Copyrights, and Patents

     2.14 Exhibit 16 attached to this Agreement contains a true and correct list of all trademarks, licenses, trademark registrations or applications, service marks, trade names, copyrights, copyright registrations or applications, trade secrets, patents, inventions, industrial models, processes, designs, formulae, and applications for patents (collectively called "Intellectual Properties") owned by The Company. The Company has the right and authority to use all of these Intellectual Properties as necessary to enable The Company to conduct its business in the manner presently conducted. The use of these Intellectual Properties does not conflict with, infringe, or violate any patent, copyright, or other proprietary right of any person, firm, or corporation.

Business Operations

     2.15 The business operations of The Company are and have been for the past two (2) years in material compliance with all laws, treaties, rulings, directives, and similar regulations of all government authorities having jurisdiction over such business insofar as failure to comply could materially adversely affect The Company's business and future prospects.
Authority

     2.16 The Seller has full power and authority to execute, deliver, and/or consummate this Agreement, subject to the conditions to Closing set forth in this Agreement.

Full Disclosure

     2.17 No written representation, warranty, or covenant made to Purchaser in this Agreement, nor any document, certificate, exhibit, or other information given or delivered to Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading. Purchaser has performed due diligence on operation of the Company and is aware the Company is not profitable.

Brokers

     2.18 The Company has not retained, consented to, or authorized any broker, investment banker, or third party to act on The Company's behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 3
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants to The Company that:

Authority

     3.01 Purchaser has full power and authority to execute, deliver, and consummate this Agreement subject to the condition to Closing set forth in this Agreement. All corporate acts, reports, and returns required to be filed by Purchaser with any government or regulatory agency with respect to this transaction have been or will be properly filed prior to the Closing Date. No provisions exist in any contract, document, or other instrument to which Purchaser is a party or by which Purchaser is bound that could be violated by consummation of the transactions contemplated by this Agreement.

Broker

     3.02 Neither Purchaser, nor any of Purchaser's officers, directors, or employees, has retained, consented to, or authorized any broker, investment banker, or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 4
                  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

     The obligation of Purchaser to Close under this Agreement is subject to each of the following conditions (any one of which may, at the option of Purchaser, be waived in writing by the Purchaser) existing on the Closing Date, or such earlier date as the context may require.

Representations and Warranties

     4.01 Each of the representations and warranties of The Seller in this Agreement, the disclosures contained in the exhibits to this Agreement, and all other written information delivered under this Agreement shall be true in all material respects at and as of the Closing Date as though each representation, warranty, and disclosure were made and delivered at and as of the Closing Date.

Opinion of Counsel

     4.02 The Seller shall deliver to Purchaser an opinion of Timothy C. Power addressed to Purchaser and dated as of the Closing Date in substantially the form set forth in Exhibit "18" attached to this Agreement.

Compliance with Conditions

     4.03 The Seller and Purchaser shall comply with and perform all agreements, covenants, and conditions in this Agreement required to be performed and complied with by each of them. All requisite action (corporate and other) in order to consummate this Agreement shall be properly taken by The Seller and Purchaser. The Company and Purchaser shall deliver to each other a compliance certificate verifying and warranting The Company's and Purchaser's compliance.

Suit or Proceeding

     4.04 No suit or proceeding, legal or administrative, relating to any of the transactions contemplated by this Agreement has been overtly threatened or commenced that, in the sole discretion of Purchaser and its counsel, or The Seller and its counsel, would make it inadvisable for either Purchaser or The Seller to Close this transaction.

Consents of Others

     4.05 Purchaser is responsible for obtaining written consents from all persons listed in Exhibit 10 to this Agreement.

Inventories Appraisal

     4.06 Purchaser has had the opportunity to retain an appraiser or certified public accountant satisfactory to Purchaser to conduct an appraisal of all inventories of Company prior to closing.

                                    ARTICLE 5
                 CONDITION TO THE COMPANY'S OBLIGATION TO CLOSE

     The obligation of The Company to Close under this Agreement is subject to each of the following condition (any one of which at the option of The Company may be waived in writing by The Company) existing on the Closing Date.

Corporate Action

     5.01 Purchaser shall take appropriate corporate action regarding this transaction which shall be evidenced by resolutions of its board of directors and shareholders and certified by Purchaser's corporate secretary, authorizing Purchaser to enter into and complete this transaction.

Governmental Approvals

     5.02 All necessary government approvals regarding this transaction shall be received prior to the Closing Date, in substantially the form applied for and to the reasonable satisfaction of Purchaser and its counsel.

Opinion of Counsel

     5.03 Purchaser shall deliver to The Seller the opinion of Leibman & Associates P.C. dated as of the Closing Date in substantially the form set forth in Exhibit 23 attached to this Agreement.

                                    ARTICLE 6
                         PARTIES OBLIGATIONS AT CLOSING

The Company's Obligations at the Closing

     6.01 At the Closing, The Company shall execute, if appropriate, and shall deliver to Purchaser: (1) A bill of sale in a form acceptable to Purchaser sufficient to convey to Purchaser all rights, title, and interest in the stock being sold to Purchaser under the terms of this Agreement; (2) All documentation in the possession of The Company necessary to operate Beeper Boutique, Inc.

Purchaser's Obligation at Closing

     6.02 At the Closing, Purchaser shall deliver to Seller against delivery of the items specified in Paragraph 7.01 above, a certified or cashier's check in the amount of $10,000.00 as part of the purchase price, payable to The Company in federal funds currently available in Texas and an instrument of assumption in form acceptable to The Company, sufficient to evidence the assumption of the obligations and liabilities by Purchaser agreed to be assumed by Purchaser in this Agreement, and funds equal to the balance of the account at Southwest Bank of Texas transferred pursuant to this Agreement, and notes and Security Agreements in a form acceptable to the Seller as described in 1.02 hereof.

                                    ARTICLE 7
                   THE COMPANY'S OBLIGATION AFTER THE CLOSING

Preservation of Goodwill

     7.01 Following the Closing Date, Seller will restrict its activities so that Purchaser's reasonable expectation with respect to the goodwill, business reputation, employee relations, and prospects connected with the assets and properties purchased under this Agreement will not be materially impaired.

Access to Records

     7.02 From and after the Closing Date, The Seller shall allow Purchaser and its counsel, accountants, and other representatives access to records that are, after the Closing Date, in the custody and control of The Seller. The Seller shall give access as Purchaser reasonably requires in order to comply with its obligations under the law or when reasonably necessary for the business operations of The Company.

Non-Solicitation of Employees

     7.03 Prior to the third anniversary of the Closing Date, The Company shall not solicit any employee of Purchaser or any employee of The Company retained by the Purchaser after the Closing Date to leave employment with the Purchaser. Purchaser shall issue ATTC stock to company employees in amounts noted in Exhibit ____.

                                    ARTICLE 9
                               GENERAL PROVISIONS

Survival of Representations, Warranties, and Covenants

     9.01 The representations, warranties, covenants, and agreements of the parties contained in this Agreement or contained in any writing delivered pursuant to this Agreement shall survive the Closing Date.

Notices

     9.02 All notices that are required or that may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, return receipt requested, postage pre-paid as follows:

If to The Seller: Roy A. Marsh, III
2600 Southwest Freeway, Suite 500
Houston, TX 77098

If to Purchaser: Affordable Telecommunications Technology Corporation 6227 Southwest Freeway
Houston, TX 77074

Assignment of the Agreement

     9.03 This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement may not be assigned by any other party without the written consent of all parties and any attempt to make an assignment without consent is void.
Governing Law

     9.04 This Agreement shall be construed and governed by the laws of the state of Texas.

Amendments: Waiver

     9.05 This Agreement may be amended only in writing by the mutual consent of all of the parties, evidenced by all necessary and proper corporate authority. No waiver of any provision of this Agreement shall arise from any action on in action of any party, except an instrument in writing expressly waiving the provision executed by the party entitled to the benefit of the provision.

         Entire Agreement

     9.06 This Agreement, together with any documents and exhibits given or delivered pursuant to this Agreement, constitutes the entire agreement between the parties to this Agreement. No party shall be bound by any communications between them on the subject matter of this Agreement unless the communication is
(a) in writing, (b) bears a date contemporaneous with or subsequent to the date of this Agreement, and (c) is agreed to by all parties to this Agreement. On execution of this Agreement, all prior agreements or understandings between the parties shall be null and void.

Reliance Upon Representations and Warranties

     9.07 The Parties mutually agree that, notwithstanding any right of Purchaser to fully investigate the affairs of The Company and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to the investigation or right to investigate, Purchaser may fully rely upon the representations , warranties, and covenants made to Purchaser in this Agreement and on the accuracy of any document, certificate, or exhibit given or delivered to Purchaser pursuant to this Agreement.

Termination of Agreement
     9.08 In the event that this Agreement is not closed by May 30, 2000, then this Agreement shall terminate on and as of that date and Purchaser shall forfeit any interest in amounts previously paid to The Company. Any termination shall not affect in any manner any rights and remedies that any party to this Agreement may have at the time of termination.

Signed on ___, 2000.

ROY A. MARSH, III                 AFFORDABLE TELECOMMUNICATIONS TECHNOLOGY CORP.

By:___________________________    By: _______________________________
ROY MARSH, III                    STEVEN H. BETHKE, Its President

SELLER                            PURCHASER